Exhibit 8.1

Subsidiaries of Azul S.A.

The following chart lists each of our subsidiaries which we owned, directly or indirectly, as of December 31, 2019:

Entities	Country of incorporation
Azul Linhas Aéreas Brasileiras S.A. (ALAB)	Brazil
Azul Finance LLC(a)	United States
Azul Finance 2 LLC(a)	United States
Blue Sabiá LLC(a)	United States
ATS Viagens e Turismo Ltda.(a)	Brazil
Azul SOL LLC(a)	United States
Azul Investments LLP(a)	United States
Fundo Garoupa(b)	Brazil
Fundo Safira(a)	Brazil
Canela Investments LLC (Canela)(a)(c)	United States
Canela 407 LLC(d)	United States
Canela 429 LLC(d)	United States
Canela Turbo Three LLC(d)	United States
Daraland S.A.(a)	Uruguay
Encenta S.A. (Azul Uruguay)(e)	Uruguay
Global AzulAir Projects, SGPS, S.A. (Global)(a)	Portugal
Atlantic Gateway, SGPS, Lda.(f)	Portugal
Tudo Azul S.A.	Brazil
Cruzeiro Participações S.A.(a)	Brazil

(a)	Azul’s investments are held indirectly through ALAB.
(b)	Azul’s investment is held 4% directly and 96% through ALAB.
(c)	Transfer of ownership from Azul to ALAB on December 1, 2017.
(d)	ALAB’s investments are held indirectly through Canela.
(e)	ALAB’s investments are held indirectly through Daraland.
(f)	ALAB’s investments are held indirectly through Global.